UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2025

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Ponce de Leon Blvd., Floor 3 Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 629 1376

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	RLMD	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of COO

Effective January 1, 2025, Paul Kelly was elected by the Board of Directors (the “Board”) to the position of Chief Operating Officer of Relmada Therapeutics, Inc. (the “Company”). Mr. Kelly serves as a director of the Company and prior to his election as Chief Operating Officer served as Special Advisor to the Chief Executive Officer of the Company. Mr. Kelly and the Company entered into an employment agreement, effective January 1, 2025 (the “Kelly Employment Agreement”).

Paul Kelly Employment Agreement

Pursuant to the Kelly Employment Agreement, Mr. Kelly and the Company agreed to the following:

●	Salary is $476,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the Board with a target of 40% of the base salary.

●	Mr. Kelly’s employment with the Company will be on an “at will” basis meaning that either Mr. Kelly or the Company may terminate his employment at any time for any reason or no reason, upon written notification to the other party, without further obligation or liability, except as provided in the agreement.

●	In the event of termination other than for cause or resignation for good reason, Mr. Kelly will be entitled to severance equal to six months of compensation payable in a lump sum and continuation of health benefits for six months. In the event of Mr. Kelly’s termination of employment under conditions where severance is payable, all of his outstanding equity awards, if any, will become fully vested and the performance goals with respect to outstanding performance awards, if any, will be deemed satisfied at “target”, and all outstanding options will remain exercisable for the remainder of the respective term of such option. If Mr. Kelly’s employment terminates due to death, his estate also shall be entitled to receive a single lump sum payment equal to three months base salary, payable within thirty days of his death.

●	During the term of the agreement, Mr. Kelly may also be awarded equity grants subject to Board approval and the establishment of an equity plan approved by shareholders. Mr. Kelly’s options granted to him as a Director of the Company shall continue to vest in accordance with their terms, so long as he remains employed by the Company.

●	Mr. Kelly is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

●	The Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of twenty-four (24) months following the cessation of employment with the Company, Mr. Kelly shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

The Kelly Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amended and Restated NEO Employment Agreements

On January 1, 2025, the Company entered into amended and restated employment agreements (collectively, the “Amended Employment Agreements”) with each of Sergio Traversa, the Company’s Chief Executive Officer, Maged Shenouda, the Company’s Chief Financial Officer and Charles Ence, the Company’s Chief Accounting and Compliance Officer (the “NEOs”), in each case effective as of January 1, 2025. The Amended Employment Agreements, which are nearly identical in their terms to each NEO’s original employment agreement, reflect the following material change consistent with the terms of the Kelly Employment Agreement:

-	In the event of an involuntary termination without “cause” (as defined in the Amended Employment Agreements) or a resignation for “good reason” (as defined in the Amended Employment Agreements), all stock options granted to such NEO under the Company’s equity compensation plans shall, in addition to becoming vested in accordance with the previous terms of the Amended Employment Agreements, remain exercisable through the term of the respective option.

The Amended Employment Agreements also contain certain immaterial changes intended to conform language to the foregoing changes, document the NEO’s current base salaries, and provide additional non-substantive clarification.

The Amended Employment Agreements are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Named Executive Officer Compensation

The Board, upon recommendation of the Compensation Committee of the Board, also determined that, based on the Company’s performance for fiscal 2024 and in order to reduce expenses, none of the NEOs will receive (i) any salary increases for fiscal 2025, (ii) cash bonuses for fiscal 2024, or (iii) fiscal 2024 long-term incentive awards.

Suspension of Retention Payments

In addition, in an effort to control expenses, the Board, the NEOs and Mr. Kelly have each agreed that all further payments of retention payments to the NEOs and Mr. Kelly are suspended until such time that the Board determines that management has successfully undertaken the implementation of such strategic initiatives as may be approved by the Board from time to time. In August 2024, the Board approved retention payments for the NEOs and Mr. Kelly pursuant to Retention Compensation Agreements entered into between the Company and each of the NEOs and Mr. Kelly, respectively, in the aggregate amount of $4,200,00 for Mr. Traversa, $2,000,000 for each of Messrs. Shenouda and Ence and $1,500,000 for Mr. Kelly. The retention payments were designed to help offset the absence of equity-based compensation in order to ensure that the NEOs and Mr. Kelly remained incentivized and aligned with the Company’s long-term goals. Accordingly, the retention payments were structured to be paid in accordance with the Company’s standard vesting schedule of long-term equity incentive awards, that is, quarterly over a four-year period subject to the individual’s continued employment or service with the Company, with the exception of the initial payments which were made in a lump sum in September 2024 in the amount of $1,050,00 for Mr. Traversa, $500,000 for each of Messrs. Shenouda and Ence and $375,000 for Mr. Kelly. The Retention Compensation Agreements are filed as Exhibits 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing summaries of the Kelly Employment Agreement, the Amended Employment Agreements and the Retention Compensation Agreements do not purport to be complete and are qualified in their entirety by reference to the complete terms of the respective agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective as of January 1, 2025, between Relmada Therapeutics, Inc. and Paul Kelly
10.2	Amended and Restated Employment Agreement, effective as of January 1, 2025, between Relmada Therapeutics, Inc. and Sergio Traversa
10.3	Amended and Restated Employment Agreement, effective as of January 1, 2025, between Relmada Therapeutics, Inc. and Maged Shenouda
10.4	Amended and Restated Employment Agreement, effective as of January 1, 2025, between Relmada Therapeutics, Inc. and Charles Ence
10.5	Retention Compensation Agreement, effective as of August 27, 2024, between Relmada Therapeutics, Inc. and Sergio Traversa
10.6	Retention Compensation Agreement, effective as of August 27, 2024, between Relmada Therapeutics, Inc. and Maged Shenouda
10.7	Retention Compensation Agreement, effective as of August 27, 2024, between Relmada Therapeutics, Inc. and Charles Ence
10.8	Retention Compensation Agreement, effective as of August 27, 2024, between Relmada Therapeutics, Inc. and Paul Kelly
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2025	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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